Exhibit 10.2

Published CUSIP Number:

Deal: 00404DAA1

Tranche B Term Loan: 00404DAD5

FIRST INCREMENTAL FACILITY AMENDMENT

Dated as of February 11, 2015

to the

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 31, 2012

among

ACADIA HEALTHCARE COMPANY, INC.,

as the Borrower,

ITS SUBSIDIARIES IDENTIFIED HEREIN,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

FIFTH THIRD BANK,

ROYAL BANK OF CANADA,

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK and

MUFG UNION BANK, N.A.,

as Co-Documentation Agents

and

THE OTHER LENDERS PARTY HERETO

Arranged By:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

JEFFERIES FINANCE LLC,

CITGROUP GLOBAL MARKETS INC. and

DEUTSCHE BANK SECURITIES INC,

as Joint Lead Arrangers and Joint Book Managers

FIRST INCREMENTAL FACILITY AMENDMENT

THIS FIRST INCREMENTAL FACILITY AMENDMENT (this “Amendment”) dated as of February 11, 2015 to the Credit Agreement referenced below is by and among ACADIA HEALTHCARE COMPANY, INC., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto (the “Incremental Lenders”) and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, revolving credit and term loan facilities have been extended to the Borrower pursuant to that certain Amended and Restated Credit Agreement dated as of December 31, 2012 (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has notified the Administrative Agent that pursuant to Section 2.16 of the Credit Agreement the Incremental Lenders have agreed to provide an Incremental Tranche B Term Facility in the amount of $500,000,000 to the Borrower.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Establishment of Incremental Tranche B Term Loan.

2.1. Subject to the terms and conditions provided herein, a new term loan in the original principal amount of $500 million (the “Tranche B Term Loan”) is hereby established as an Incremental Tranche B Term Facility pursuant to Section 2.16 of the Credit Agreement

2.2. Subject to the terms and conditions set forth herein and the Credit Agreement (as amended by this Amendment), each Incremental Lender severally agrees to make its portion of the Tranche B Term Loan to the Borrower in Dollars in a single advance on the date hereof in an amount not to exceed such Lender’s Tranche B Term Loan Commitment set forth on Schedule A hereto. Amounts repaid on the Tranche B Term Loan may not be reborrowed. The Tranche B Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as further provided in the Credit Agreement.

2.3. This Amendment is an Incremental Facility Amendment.

3. Amendments to the Credit Agreement. In connection with the establishment of the Tranche B Term Loan pursuant to this Amendment, the Credit Agreement is amended in the following respects:

3.1. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Consolidated Excess Cash Flow” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated EBITDA for such period; minus (b) the following, without duplication: (i) Consolidated Capital Expenditures for such period (other than Consolidated Capital Expenditures financed with non-revolving Indebtedness (other than Term Loans)); (ii) the cash portion of Consolidated Interest Charges for such period; (iii) cash taxes during such period; (iv) Consolidated Scheduled Funded Debt Payments for such period; (v) voluntary or optional prepayments of Consolidated Funded Indebtedness (other than (A) voluntary or optional prepayments of the Tranche B Term Loan or (B) voluntary or optional prepayments funded with the proceeds of the issuance of Equity Interests or any Indebtedness); (vi) any amounts paid in cash pursuant to net working capital adjustment, earn-out or other deferred purchase payment pursuant to a Permitted Acquisition during such period; (vii) any cash expenses to the extent added back pursuant to the calculation of Consolidated EBITDA in such period; and (viii) without duplication of amounts deducted from Consolidated Excess Cash Flow in prior periods, the amount of cash (other than proceeds of any issuance of Equity Interests or Indebtedness) used by the Loan Parties to make any Permitted Acquisition, Investment (other than by the Borrower or any Subsidiary in the Borrower or any Subsidiary) or Restricted Payments permitted by Section 8.06(d) in such period or after such period but prior to the date a Consolidated Excess Cash Flow prepayment is required to be made pursuant to Section 2.05(b)(iv).

“Financial Covenant Default” means a Default under Section 8.11.

“First Incremental Facility Amendment Effective Date” means February 11, 2015.

“Repricing Transaction” means (a) any prepayment or repayment of all or a portion of the Tranche B Term Loan with the proceeds of, or any conversion or replacement of the Tranche B Term Loan into, any new, converted or replacement tranche of term loan the primary purpose of which is to reduce the All-In Yield of such term loans relative to the All-In Yield of the Tranche B Term Loan so prepaid, repaid or converted or (b) any amendment to this Agreement the primary purpose of which is to reduce the All-In Yield applicable to the Tranche B Term Loan; but excluding, in any such case, any refinancing or repricing of the Tranche B Term Loan or amendment to this Agreement in connection with any Change of Control transaction.

“Tranche A Term Loan” has the meaning specified in Section 2.01(b).

“Tranche A Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Tranche A Term Loan to the Borrower pursuant to Section 2.01(b) in the principal amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of the Tranche A Term Loan Commitment of all of the Lenders in effect on the Closing Date is THREE HUNDRED MILLION ($300,000,000).

“Tranche B Term Loan” means the term loan made to the Borrower pursuant to the First Incremental Facility Amendment to this Agreement.

“Tranche B Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Tranche B Term Loan to the Borrower pursuant to the First Incremental Facility Amendment to this Agreement in the principal amount set forth opposite such Lender’s name on Schedule A to the First Incremental Facility Amendment to this Agreement. The aggregate principal amount of the Tranche B Term Loan Commitment of all of the Lenders in effect on the First Incremental Facility Amendment Effective Date is FIVE HUNDRED MILLION ($500,000,000).

3.2. In Section 1.01 of the Credit Agreement the following definitions are amended in their entirety to read as follows:

“Maturity Date” means (a) as to the Pro Rata Facilities Obligations, February 13, 2019 and (b) as to the Tranche B Term Loan, February 11, 2022; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Term Facility” means each term loan provided under this Agreement including the Tranche A Term Loan, the Tranche B Term Loan, any Incremental Facility that is a term loan and any Refinancing Facility that is a term loan.

“Term Loan” means the Tranche A Term Loan or the Tranche B Term Loan.

“Term Loan Commitment” means the Tranche A Term Loan Commitments or the Tranche B Term Loan Commitments.

3.3. In Section 1.01 of the Credit Agreement in clause (b) of the definition of “Applicable Percentage” the reference to “the outstanding Term Loan” is amended to read “an outstanding Term Facility” and the reference to “the Term Loan” is amended to read “such Term Facility”.

3.4. In Section 1.01 of the Credit Agreement in the definition of “Applicable Rate”:

(a) the language prior to the table in such definition is amended to read as follows:

(a) with respect to the Revolving Loans, the Tranche A Term Loan, the Letter of Credit Fees and the Commitment Fee, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

(b) a new clause (b) is inserted immediately after the table in such definition and prior to the remainder of the definition to read as follows:

(b) with respect to the Tranche B Term Loan, 3.50% in the case of Eurodollar Rate Loans and 2.50% in the case of Base Rate Loans.

3.5. In Section 1.01 of the Credit Agreement the following is added at the end of the definition of Base Rate:

; provided that, notwithstanding the foregoing, the “Base Rate” with respect to the Tranche B Term Loan shall in no event be less than 0.00% per annum.

3.6. In Section 1.01 of the Credit Agreement the following is added at the end of the definition of Eurodollar Rate:

; provided, further, that with respect to the Tranche B Term Loan, in no event shall the Eurodollar Rate be less than 0.75% per annum.

3.7. In Section 1.01 of the Credit Agreement, the instances of “Term Loan” in clause (ix) of the definition of “Consolidated EBITDA”, in the definitions of “Pro Rata Facilities Commitments”, “Pro Rata Facilities Obligations” and “Tranche A Term Facility”, in the title of Section 2.01, in Section 2.01(b) (including the title thereof), in Section 2.07(c) (including the title thereof and in the table in such section) are hereby replaced with “Tranche A Term Loan”.

3.8. In Section 1.01 of the Credit Agreement, the instances of “the Term Loan” in the definitions of “Loan” and “Loan Notice” are hereby replaced with “a Term Loan”.

3.9. Section 2.05(a)(i) of the Credit Agreement is hereby amended in its entirety to read as follows:

(i) Revolving Loans and Term Loans. The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans and the Term Loans in whole or in part without premium or penalty (subject to Section 2.09(c) in the case of the Tranche B Term Loan); provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (D) any prepayment of the Term Loans, unless otherwise directed by the Borrower, shall be applied to the Tranche A Term Loan or the Tranche B Term Loan as directed by the Borrower and to the remaining principal amortization payments of the applicable Term Loan in direct order of maturity. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.09(c) (if applicable) and Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

3.10. A new Section 2.05(b)(iv) is hereby added to the Credit Agreement to read as set forth below and the current Section 2.05(b)(iv) is hereby designated as Section 2.05(b)(v) and amended to read as set forth below:

(iv) Consolidated Excess Cash Flow. Within ninety days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2015, the Borrower shall prepay the Tranche B Term Loan as hereafter provided in an aggregate amount equal to the sum of (A) 50% (if the Consolidated Senior Secured Leverage Ratio as of the end of such fiscal year is equal to or greater than 2.50:1.0), 25% (if the Consolidated Senior Secured Leverage Ratio as of the end of such fiscal year is less than 2.50:1.0 but equal to or greater than 2.00:1.0) and 0% (if the Consolidated Senior Secured Leverage Ratio as of the end of such fiscal year is less than 2.00:1.0) of Consolidated Excess Cash Flow for such fiscal year minus (B) the aggregate amount of optional principal prepayments of the Tranche B Term Loan pursuant to Section 2.05(a)(i) during such fiscal year (other than any such prepayment funded with the proceeds of any Funded Indebtedness).

(v) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows:

(A) with respect to all amounts prepaid pursuant to Section 2.05(b)(i), first, ratably to the L/C Borrowings and the Swing Line Loans, second, to the outstanding Revolving Loans, and, third, to Cash Collateralize the remaining L/C Obligations;

(B) with respect to all amounts prepaid pursuant to Sections 2.05(b)(ii) and (iii)(A), first ratably to the Term Loans (ratably to the remaining principal amortization payments), second, ratably to the L/C Borrowings and the Swing Line Loans, third, to the outstanding Revolving Loans, and, fourth, to Cash Collateralize the remaining L/C Obligations;

(C) with respect to all amounts prepaid pursuant to Sections 2.05(b)(iii)(B), to the Loans being refinanced by the applicable Refinancing Facility; and

(D) with respect to all amounts prepaid pursuant to Sections 2.05(b)(iv), to the Tranche B Term Loan (ratably to the remaining principal amortization payments).

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05 and Section 2.09(c) (if applicable), but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

3.11. A new Section 2.07(d) is hereby added to the Credit Agreement to read as follows:

(d) Tranche B Term Loan. The Borrower shall repay the outstanding principal amount of the Tranche B Term Loan (i) in equal quarterly installments of $1,250,000 on the last Business Day of each March, June, September and December (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02 and (ii) on the Maturity Date the outstanding principal amount of the Tranche B Term Loan on such date.

3.12. In Section 2.08(b) of the Credit Agreement the existing clause (v) is designated as clause (vi) and the existing clause (iv) and a new clause (v) are amended and inserted, respectively, to read as follows:

(iv) Upon the request of the Required Pro Rata Facilities Lenders, while any Financial Covenant Default exists, the Borrower shall pay interest on the principal amount of all outstanding Pro Rata Facilities Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(v) Upon the request of the Required Lenders, while any Event of Default (other than a Financial Covenant Default that does not constitute an Event of Default in respect of the Tranche B Term Loan) exists (other than as set forth in clauses (b)(i), (b)(ii), (b)(iii) and (b)(iv) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

3.13. A new Section 2.09(c) is hereby added to the Credit Agreement to read as follows:

(c) Repricing Transaction. At the time of the effectiveness of any Repricing Transaction that is consummated on or prior to the date that is twelve months following the First Incremental Facility Amendment Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender holding the Tranche B Term Loan that are either prepaid, repaid, converted or otherwise subject to a pricing reduction in connection with such Repricing Transaction (including, if applicable, any Non-Consenting Lender holding the Tranche B Term Loan), a fee in an amount equal to 1.0% of (i) in the case of a Repricing Transaction described in clause (a) of the definition thereof, the aggregate principal amount of the Tranche B Term Loan that is prepaid, refinanced, converted, substituted or replaced in connection with such Repricing Transaction and (ii) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of the Tranche B Term Loan outstanding on such date that is subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Transaction.

3.14. Section 7.02 of the Credit Agreement is hereby amended by removing the “and” at the end of clause (f), replacing the “.” at the end of clause (g) with “; and” and inserting a new clause (h) to read as follows:

(h) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), the Borrower shall deliver management’s discussion and analysis of such financial statements describing results of operations of the Borrower and its Subsidiaries in the form customarily prepared by management of the Borrower.

3.15. A new paragraph is added at the end of Section 7.02 of the Credit Agreement to read as follows:

In addition, and without limitation of the foregoing, within 45 days after the end of each fiscal quarter of the Borrower (including the last fiscal quarter of each fiscal year), commencing with the fiscal quarter ending March 31, 2015, the Borrower shall hold a telephonic conference call with all Lenders who choose to attend such conference call and on such conference call shall discuss such fiscal quarter’s results and the financial condition of the Borrower and its Subsidiaries and on which such conference call shall be present the chief executive officer and the principal financial officer of the Borrower, and such other officers of the Borrower as the Borrower’s chief executive officer shall designate. Prior to such conference call, the Borrower will provide the Lenders with a presentation reasonably satisfactory to the Administrative Agents discussing financial performance. Such conference calls shall be held at a time convenient to the Lenders and the Borrower.

3.16. Section 7.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

(a) Use the proceeds of the Tranche B Term Loan to pay Copper Acquisition Costs not in contravention of any Law or any Loan Document.

(b) Use the proceeds of all other Credit Extensions (i) to refinance Existing Indebtedness and (ii) to finance working capital and for general corporate purposes of the Borrower and its Subsidiaries (including capital expenditures and Permitted Acquisitions) in each case not in contravention of any Law or of any Loan Document.

3.17. A new Section 7.17 is hereby added to the Credit Agreement to read as follows:

7.17 Maintenance of Ratings.

Use commercially reasonable efforts to maintain (a) a public corporate family credit rating of the Borrower from each of S&P and Moody’s (but not a specific rating) and (b) a public rating in respect of the Loans from each of S&P and Moody’s (but not a specific rating); it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrower of customary rating agency fees and cooperation with reasonable information and data requests by Moody’s and S&P in connection with their ratings process.

3.18. Section 8.11 of the Credit Agreement is hereby amended by replacing the instances of “Permit” at the beginning of each of clauses (a), (b) and (c) with “Solely for the benefit of the Pro Rata Facilities Lenders, permit, without the approval of the Required Pro Rata Facilities Lenders,”.

3.19. The following language is added at the end of Section 9.01(b)(ii) of the Credit Agreement to read as follows:

; provided that any Financial Covenant Default shall not constitute an Event of Default with respect to the Tranche B Term Loan unless and until the date on which the Administrative Agent or the Required Pro Rata Facilities Lenders first exercises any remedy under Sections 9.02(a) or 9.02(b) in respect of such Financial Covenant Default; and provided, further, that any Financial Covenant Default may be amended, waived or otherwise modified from time to time by the Required Pro Rata Facilities Lenders pursuant to Section 11.01; or

3.20. The first paragraph of Section 9.02 of the Credit Agreement is hereby amended in its entirety to read as follows:

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or, if a Financial Covenant Default occurs and is continuing at the request of or with the consent of the Required Pro Rata Facilities Lenders only and in such case only with respect to the Pro Rata Facilities Commitments and Pro Rata Facilities Obligations), take any or all of the following actions:

3.21. In Section 11.01(a)(v) of the Credit Agreement the phrase “or “Required Pro Rata Facilities Lenders”” is added after “Required Lenders”.

3.22. The proviso contained in Section 11.01(a) of the Credit Agreement is hereby amended by removing the “and” at the end of clause (vii), replacing the “.” at the end of clause (viii) with “; and” and inserting a new clause (ix) to read as follows:

(ix) any amendment, waiver or consent with respect to the Financial Covenants (including the defined terms used in the Financial Covenants), Section 7.02(b), the second proviso in Section 9.01(b)(ii) or the parenthetical reference to the Financial Covenants in Section 9.02 will not require the consent of the Required Lenders and shall be effective if, and only if, signed by the Required Pro Rata Facilities Lenders, the Borrower and the Administrative Agent.

3.23. In the second paragraph of Section 11.03 clause (d)(i) and (ii) are hereby amended to read as follows:

(i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 (or, in the case of a Financial Covenant Default, the Required Pro Rata Facilities Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 with respect to the Pro Rata Facilities Commitments and Pro Rata Facilities Obligations) and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders (or, in the case of a Financial Covenant Default, any Pro Rata Facilities Lender may, with the consent of the Required Pro Rata Facilities Lenders, enforce any rights and remedies available to it with respect to the Pro Rata Facilities Commitments and Pro Rata Facilities Obligations and as authorized by the Required Pro Rata Facilities Lenders).

3.24. In Section 11.06(b)(i)(B) of the Credit Agreement the phrase “or $5 million in the case of any assignment in respect of the term loan facility provided hereunder” is amend to read as follows:

or $5 million in the case of any assignment in respect of the Tranche A Term Loan or $1 million in the case of any assignment in respect of the Tranche B Term Loan or any other term facility provided hereunder

3.25. Section 11.13 of the Credit Agreement is hereby amended by inserting “Section 2.09(c) and” before the instance of “Section 3.05” therein.

4. Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent in each case in a manner reasonably satisfactory to the Administrative Agent:

4.1. Amendment. Receipt by the Administrative Agent of executed counterparts of this Amendment properly executed by a Responsible Officer of each Loan Party, each Incremental Lender and the Administrative Agent.

4.2. Opinions of Counsel. Receipt by the Administrative Agent of opinions of legal counsel to the Loan Parties and any local counsel reasonably required by the Administrative Agent, in each case, addressed to the Administrative Agent and each Lender, dated as of the date of this Amendment.

4.3. Resolutions; Good Standings. Receipt by the Administrative Agent of the following:

(a) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment; and

(b) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

4.4. Personal Property Collateral.

(a) Receipt by the Administrative Agent of the searches of Uniform Commercial Code filings in the jurisdiction of organization of each Loan Party;

(b) Receipt by the Administrative Agent of Uniform Commercial Code financing statements for each jurisdiction as is necessary to perfect the Administrative Agent’s security interest in the Collateral;

(c) Receipt by the Administrative Agent of all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Security Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Equity Interests of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its discretion under the law of the jurisdiction of organization of such Person);

(d) Receipt by the Administrative Agent of searches of ownership of, and Liens on, United States registered intellectual property of each Loan Party in the appropriate governmental offices; and

(e) Receipt by the Administrative Agent of duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary to perfect the Administrative Agent’s security interest in the United States registered intellectual property of the Loan Parties.

4.5. Copper Acquisition.

(i) The Copper Acquisition Documents shall not have been altered, amended, supplemented or otherwise changed in a manner materially adverse to the Lenders without the consent of the Administrative Agent.

(ii) The Copper Acquisition shall have been consummated substantially in accordance with the Copper Acquisition Documents.

4.6. Refinance of Existing Indebtedness. The Borrower and its Subsidiaries (including Copper and its Subsidiaries) shall have repaid all outstanding Indebtedness (other than Permitted Indebtedness) (the “Existing Indebtedness”) and terminated all commitments to extend credit with respect to the Existing Indebtedness, and all Liens securing the Existing Indebtedness shall have been released

4.7. Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower as of the Closing Date certifying that after giving effect to the Copper Acquisition and the transactions contemplated by this Amendment (a) the representations and warranties of each Loan Party contained in the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (b) no Default exists. Notwithstanding the foregoing, (i) the only representations the accuracy of which shall be a condition to the availability of the Tranche B Term Loan and the availability of the Copper Acquisition Revolving Loans on the date hereof shall be the Specified Representations and (ii) the only Defaults the absence of which shall be a condition to the availability of the Tranche B Term Loan and the availability of the Copper Acquisition Revolving Loans on the date hereof shall be Major Defaults

4.8. Solvency Certificate. The Administrative Agent shall have received certification from the chief or senior financial officer of the Borrower as to the Solvency of the Borrower and its Subsidiaries taken as a whole on a consolidated basis, after giving effect to the Copper Acquisition and the transactions contemplated hereby.

4.9. Fees. Receipt by the Administrative Agent, MLPF&S and the Lenders of any fees required to be paid on or before the date of this Amendment.

4.10. Attorney Costs. Unless waived by the Administrative Agent, the Borrower shall have paid in accordance with Section 11.04 of the Credit Agreement all reasonable and documented fees, charges and disbursements of one primary outside counsel to the Administrative Agent and of special or local counsel to the Administrative Agent to the extent such special or local counsel is reasonably necessary (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 10.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date of this Amendment specifying its objection thereto.

5. Post Closing Conditions. The Administrative Agent shall have received by the date ninety (90) days after the date hereof (or such later date as the Administrative Agent may agree in its sole discretion), in each case in form and substance satisfactory to the Administrative Agent:

5.1. (a) executed counterparts of a second ranking pledge agreement governed by the laws of England and Wales with respect to 65% of the Equity Interests of Piper 2 properly executed by Piper 1 and the Administrative Agent, (b) duly executed in blank, undated stock powers with respects to the Equity Interests of Piper 2 (unless, with respect to the pledged Equity Interests of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its discretion under the law of the jurisdiction of organization of such Person); and (c) a second ranking charge on all other pledged collateral, including any intercompany notes, required to be pledged to the Administrative Agent by Piper 1 pursuant to the Credit Agreement, together with endorsements or allonges thereto; and

5.2. amendments to, or amendments and restatements of, all existing Mortgages on real property of the Loan Parties that constitutes Mortgaged Property and endorsements to each title insurance policy related to such Mortgage.

6. Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

7. Representations and Warranties; No Default. Each Loan Party represents and warrants to the Administrative Agent and each Lender that after giving effect to this Amendment (a) the representations and warranties of each Loan Party contained in the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (b) no Default exists.

8. Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment does not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

9. Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment does not in any manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

10. FATCA. Borrower hereby certifies to the Administrative Agent and the Lenders that the obligations of the Borrower set forth in the Credit Agreement, as modified by this Amendment, qualify as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). From and after the effective date of the Amendment, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related interest, penalties and expenses, including, without limitation, Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under FATCA, the Loans as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). The Borrower’s obligations hereunder shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all of the Obligations.

11. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

12. Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

13. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Seventh Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	ACADIA HEALTHCARE COMPANY, INC., a Delaware corporation

	By:	/s/ Brent Turner
	Name:	Brent Turner
	Title:	President

GUARANTORS:	ABILENE BEHAVIORAL HEALTH, LLC,
a Delaware limited liability company
ABILENE HOLDING COMPANY, LLC, a Delaware limited liability company
ACADIA MANAGEMENT COMPANY, LLC,
a Delaware limited liability company
ACADIA MERGER SUB, LLC, a Delaware limited liability company
ACADIANA ADDICTION CENTER, LLC,
a Delaware limited liability company
ASCENT ACQUISITION, LLC, an Arkansas limited liability company
ASCENT ACQUISITION - CYPDC, LLC, an Arkansas limited liability company
ASCENT ACQUISITION - PSC, LLC, an Arkansas limited liability company
AUSTIN BEHAVIORAL HOSPITAL, LLC,
a Delaware limited liability company
AUSTIN EATING DISORDERS PARTNERS, LLC, a Missouri limited liability company
BCA OF DETROIT, LLC, a Delaware limited liability company
BEHAVIORAL CENTERS OF AMERICA, LLC,
a Delaware limited liability company
CASCADE BEHAVIORAL HOLDING COMPANY, LLC,
a Delaware limited liability company
CASCADE BEHAVIORAL HOSPITAL, LLC,
a Delaware limited liability company
CENTERPOINTE COMMUNITY BASED SERVICES, LLC,
an Indiana limited liability company
COMMODORE ACQUISITION SUB, LLC,
a Delaware limited liability company
CROSSROADS REGIONAL HOSPITAL, LLC,
a Delaware limited liability company
DELTA MEDICAL SERVICES, LLC, a Tennessee limited liability company
DETROIT BEHAVIORAL INSTITUTE, INC., a Massachusetts corporation
DMC-MEMPHIS, LLC, a Tennessee limited liability company
GENERATIONS BH, LLC,
an Ohio limited liability company
GREENLEAF CENTER, LLC, a Delaware limited liability company
HABILITATION CENTER, LLC, an Arkansas limited liability company
HERMITAGE BEHAVIORAL, LLC, a Delaware limited liability company

	By:	/s/ Brent Turner
	Name:	Brent Turner
	Title:	Vice President and Assistant Secretary

[SIGNATURE PAGES CONTINUE]

HMIH CEDAR CREST, LLC, a Delaware limited liability company
KIDS BEHAVIORAL HEALTH OF MONTANA, INC., a Montana corporation
LAKELAND HOSPITAL ACQUISITION, LLC, a Georgia limited liability company
MCCALLUM GROUP, LLC, a Missouri limited liability company
MCCALLUM PROPERTIES, LLC, a Missouri limited liability company
MILLCREEK SCHOOL OF ARKANSAS, LLC, an Arkansas limited liability company
MILLCREEK SCHOOLS, LLC, a Mississippi limited liability company
NORTHEAST BEHAVIORAL HEALTH, LLC, a Delaware limited liability company
OHIO HOSPITAL FOR PSYCHIATRY, LLC, an Ohio limited liability company
OPTIONS TREATMENT CENTER ACQUISITION CORPORATION, an Indiana corporation
PHC MEADOWWOOD, LLC, a Delaware limited liability company
PHC OF MICHIGAN, INC., a Massachusetts corporation
PHC OF NEVADA, INC., a Massachusetts corporation
PHC OF UTAH, INC., a Massachusetts corporation
PHC OF VIRGINIA, LLC, a Massachusetts limited liability company
PINEY RIDGE TREATMENT CENTER, LLC, a Delaware limited liability company
PSYCHIATRIC RESOURCE PARTNERS, LLC, a Delaware limited liability company
REBOUND BEHAVIORAL HEALTH, LLC, a South Carolina limited liability company
RED RIVER HOLDING COMPANY, LLC, a Delaware limited liability company
RED RIVER HOSPITAL, LLC, a Delaware limited liability company
REHABILITATION CENTERS, LLC, a Mississippi limited liability company
RESOLUTE ACQUISITION CORPORATION, an Indiana corporation
RIVERVIEW BEHAVIORAL HEALTH, LLC, a Texas limited liability company
RIVERWOODS BEHAVIORAL HEALTH, LLC, a Delaware limited liability company
ROLLING HILLS HOSPITAL, LLC, an Oklahoma limited liability company
RTC RESOURCE ACQUISITION CORPORATION, an Indiana corporation
SEVEN HILLS HOSPITAL, INC., a Delaware corporation
SHAKER CLINIC, LLC, an Ohio limited liability company
SKYWAY HOUSE, LLC, a Delaware limited liability company
SONORA BEHAVIORAL HEALTH HOSPITAL, LLC, a Delaware limited liability company
SOUTHWESTERN CHILDREN’S HEALTH SERVICES, INC., an Arizona corporation

By:	/s/ Brent Turner
Name:	Brent Turner
Title:	Vice President and Assistant Secretary

[SIGNATURE PAGES CONTINUE]

SOUTHWOOD PSYCHIATRIC HOSPITAL, LLC,
a Pennsylvania limited liability company
SUCCESS ACQUISITION, LLC, an Indiana limited liability company
TEN LAKES CENTER, LLC, an Ohio limited liability company
TEXARKANA BEHAVIORAL ASSOCIATES, L.C., a Texas limited liability company
TK BEHAVIORAL, LLC, a Delaware limited liability company
TK BEHAVIORAL HOLDING COMPANY, LLC, a Delaware limited liability company
VALLEY BEHAVIORAL HEALTH SYSTEM, LLC, a Delaware limited liability company
VERMILION HOSPITAL, LLC, a Delaware limited liability company
VILLAGE BEHAVIORAL HEALTH, LLC, a Delaware limited liability company
VISTA BEHAVIORAL HOLDING COMPANY, LLC, a Delaware limited liability company
VISTA BEHAVIORAL HOSPITAL, LLC, a Delaware limited liability company
WEBSTER WELLNESS PROFESSIONALS, LLC, a Missouri limited liability company
WELLPLACE, INC., a Massachusetts corporation
YOUTH AND FAMILY CENTERED SERVICES OF NEW MEXICO, INC., a New Mexico corporation

By:	/s/ Brent Turner
Name:	Brent Turner
Title:	Vice President and Assistant Secretary

TEN BROECK TAMPA, LLC, a Florida limited liability company
THE REFUGE, A HEALING PLACE, LLC, a Florida limited liability company

By:	/s/ Brent Turner
Name:	Brent Turner
Title:	President

[SIGNATURE PAGES CONTINUE]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Christine Trotter
	Name:	Christine Trotter
	Title:	Assistant Vice President

INCREMENTAL LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Suzanne B. Smith
	Name:	Suzanne B. Smith
	Title:	SVP

SCHEDULE A

Tranche B Term Loan Commitments and Applicable Percentages

Lender	Tranche B Term Loan Commitment	Tranche B Term Loan Applicable Percentage
Bank of America, N.A.	$500,000,000.00	100.000000000%